UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 21, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

(a) The information included under Item 5.01 with respect to the issuance of restricted common stock by QPC Lasers, Inc. (the “Company”) to its officers and employees are incorporated herein by reference. The Company is relying upon the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) based upon, among other things, the following: (i) the transaction did not involve a public offering since the Company issued shares of restricted common stock solely to a limited number of officers and employees of the Company; (ii) given their relationships as employees of the Company, the Company believes that each officer and employee had access to information about the Company and had the sophistication and ability to bear the economic risks relating to the transaction; (iii) all offerees were solicited through direct contact and no means of general solicitation was employed in connection with the stock issuance; and (iv) the Company will take appropriate measures, including the placement of appropriate legends on the securities, to restrict the transfer of the securities.

(b) The information included under Item 8.01 with respect to the Company’s issuance of shares of common stock to the holders of the Debentures (as defined below) as consideration for a deferral on the payment of interest due on July 1, August 1 and September 1, 2008 under the Debentures is incorporated herein by reference. The Company will issue the shares of common stock issuable under the terms of the Waiver Agreement (as defined below) to the Debenture holders in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, based upon the following: (i) each of the holders provided information to the Company confirming that such holder is either an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; (ii) all holders were solicited through direct contact and no means of general solicitation was employed in connection with the stock issuance; (iii) the holders acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer or sell such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act, and (iv) legends will be placed on the common stock issuable under the Waiver Agreement setting forth the restrictions on transfer applicable to such securities. The number of shares of common stock issuable under the Waiver Agreement cannot be determined at this time and will depend upon the number of Debenture holders who agree to defer the interest payments.

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

In an effort to cut operating costs and preserve cash resources, QPC Lasers, Inc., a Nevada corporation (the “Company”), and certain of its employees, including its executive officers named below, have entered into a letter agreement, dated July 21, 2008, pursuant to which such employees have agreed to a reduction in salary and a 15% increase in health insurance premium cost. The salary reductions will remain in effect until such time that, in the judgment of the Company’s board of directors, conditions have improved sufficiently to allow such reductions to be relaxed or rescinded.

As consideration for the salary reduction and increased insurance premium costs, the Company’s board of directors has agreed to grant each employee accepting a reduction in salary a number of shares of restricted common stock of the Company equal to three shares of restricted common stock per dollar of reduced compensation. The restricted common stock vests on July 21, 2009. Until that time, they are forfeitable upon termination of employment for any reason.

Pursuant to the terms of their respective letter agreements with the Company in the forms attached as exhibits hereto, Jeffrey E. Ungar (Chief Executive Officer), George Lintz (Chief Financial Officer), Paul T. Rudy (Senior Vice President of Marketing and Sales) and Blima Tuller (Vice President of Finance and Chief Accounting Officer) have agreed to a reduction in their annual salaries in the amounts of $80,300, $68,300, $37,500 and $33,300, respectively. In consideration therefor, the Company has agreed to issue to Mr. Ungar, Mr. Lintz, Mr. Rudy and Ms. Tuller 240,900, 204,900, 112,500 and 99,900 shares of restricted common stock, respectively.

In addition, the Company advised the employees that, subject to board approval, it plans to offer a contingent retention incentive bonus equal to 150% of the difference between the salary actually paid to an employee and the amount that such employee would have been paid if his or her current salary was not reduced.  The contingent retention incentive bonus would be payable upon the first anniversary of the effective date of such salary reduction (the “Payment Date”), subject to the following conditions:

        (i)  Such employee remains an employee in good standing of the Company on the Payment Date; and

        (ii) The Company has, in the judgment of its board of directors, adequate cash resources on the Payment Date to make the bonus payments without jeopardizing its ability to meet its other obligations during the 12 months following the Payment Date.

The employees have been advised that the Company cannot provide any assurances that the contingent retention incentive bonus will be paid.

Copies of the letter agreements entered into with the Company’s named executive officers are attached as exhibits to this Form 8-K.

Item 8.01 Other Events

In anticipation of a potential reset of the conversion price of the Debentures (as defined below) and the necessity for QPC Lasers, Inc. (the “Company”) to raise new capital, the Company sent out a notice by email (the “Notice”) to holders of the Company’s 10% Secured Convertible Debentures due April 16, 2009 (the “April 2009 Debentures”) and 10% Secured Convertible Debentures due May 22, 2009 (the “May 2009 Debentures,” together with the April 2009 Debentures, each a “Debenture” and, collectively, the “Debentures”) requesting that such holders sign a waiver agreement in substantially the form attached as an exhibit hereto (the “Waiver Agreement”). The Waiver Agreement waives any requirement of the Company to undertake a Conversion Cap Redemption (as defined in the Debentures) under Section 9(a) of the Debentures as it relates to any additional shares of common stock issued or issuable to the Debenture holders upon an adjustment to the conversion price resulting from any of the following events (each, an “Exempt Event”) (i) a milestone failure for the last milestone period ending June 30, 2008 under Sections 3(f)(iii) and 3(f)(iv) of the Debentures; (ii) any subsequent equity financing transaction undertaken by the Company that is consummated on or prior to August 31, 2008, which results in an adjustment in the conversion price under Section 3(f)(i) of the Debentures; and (iii) any voluntary reduction of the conversion price undertaken by the Company’s Board of Directors prior to the effectiveness of any milestone adjustment resulting from a milestone failure for the last milestone period.

The waiver of the Conversion Cap Redemption shall become effective only if holders of at least 67% of the outstanding principal amount of the April 2008 Debentures and at least 67% of the outstanding principal amount of the May 2009 Debentures have executed and delivered the waiver agreement to the Company. Upon effectiveness of the Conversion Cap Redemption waiver, the parties acknowledge and agree that, (i) any shares of common stock issued or issuable to a Debenture holder resulting from any adjustments to the conversion price following an Exempt Event shall not be counted in determining the “Fully Diluted Conversion Amount” of a Debenture holder under Section 9(a) of the Debentures; and (ii) the Company shall not be required to undertake any Conversion Cap Redemption (as defined in the Debentures) with respect to any such shares.

In addition, QPC will ask holders of the Debentures to defer the payment of interest due under the Debentures on July 1, August 1 and September 1, 2008 on the terms set forth in the Waiver Agreement. Under the Waiver Agreement, the amount of interest being deferred under each Debenture shall be added to the principal amount due under such Debenture and shall be deemed payable as additional principal amount due on the Maturity Date in accordance with the terms and conditions of the Debentures. In consideration for the deferral of payment of interest, the Company shall issue to each holder a number of shares of common stock equal to three shares for each dollar of interest being deferred by such holder. The provisions of the Waiver Agreement relating to the deferral on payment of interest shall become effective with respect to any Debenture immediately upon the execution and delivery of the Waiver Agreement by the Company and the holder of such Debenture.

A copy of the Notice and Waiver Agreement are attached as exhibits to this Form 8-K.

Safe Harbor Statement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s financing plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those risks identified in the Company’s annual report on Form 10-KSB and other filings made by the Company with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated July 21, 2008, between the Company and Jeffrey E. Ungar
10.2	Letter Agreement, dated July 21, 2008, between the Company and George Lintz
10.3	Letter Agreement, dated July 21, 2008, between the Company and Paul T. Rudy
10.4	Letter Agreement, dated July 21, 2008, between the Company and Blima Tuller
10.5	Form of Conversion Cap Waiver Agreement
99.1	Notice to Debenture Holders Regarding Waiver Agreement

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: July 23, 2008	By:	/s/ George Lintz
George Lintz Chief Financial Officer